UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

BioCardia, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21419	23-2753988
(Commission File No.)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B

San Carlos, California 94070

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2017, BioCardia, Inc. (the “Company”) filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 12-for-1 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock (the “Reverse Split”). The Certificate of Amendment was filed on November 1, 2017, the Reverse Split became effective on November 2, 2017, and the Common Stock began trading on a reverse stock split-adjusted basis on The OTC Market on the opening of trading on November 3, 2017. The trading symbol for the Common Stock will remain “BCDA”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the Reverse Split.

As a result of the Reverse Split, every twelve (12) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Split. Any fractional shares that would otherwise have resulted from the Reverse Split will be paid in cash. The Reverse Split will reduce the number of shares of Common Stock outstanding from 458 million shares to approximately 38.2 million shares, subject to adjustment for the payment of cash in lieu of fractional shares. After giving effect to the Reverse Split, the total number of shares of all classes of capital stock that the Company is authorized to issue is 125,000,000 shares which is comprised of 100 million common shares and 25 million preferred shares.  In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.

The Company’s transfer agent is Continental Stock Transfer & Trust Company. The new CUSIP number for the Common Stock following the Reverse Split is 09060U408.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 8.01 Other Events.

On November 2, 2017, the Company issued press releases announcing the filing of the Certificate of Amendment to effect the Reverse Split and also clarifying the effective date of trading on The OTC Market following the Reverse Split. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed on November 1, 2017 with the State of Delaware
99.1	Press Release of BioCardia, Inc., dated November 2, 2017
99.2	Press Release of BioCardia, Inc., dated November 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

By:	/s/ David McClung
David McClung, Chief Financial Officer

Date:    November 7, 2017

EXHIBIT INDEX

Exhibit	Description
3.1*	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed on November 1, 2017 with the State of Delaware
99.1*	Press Release of BioCardia, Inc., dated November 2, 2017
99.2*	Press Release of BioCardia, Inc., dated November 2, 2017

*    Filed herewith.